UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2010

LTX-CREDENCE CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	000-10761	04-2594045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 California Circle, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2010, LTX-Credence Corporation (the “Company”) amended and restated its Articles of Organization (the “Restated Articles of Organization”) in order to effect a previously announced one-for-three reverse split of its outstanding common stock and to fix on a post-split basis the number of authorized shares of its common stock at 150,000,000. This reverse stock split, which was effective as of 5:00 p.m., Eastern time, on September 30, 2010 (the “Effective Time”), was approved by the Company’s stockholders at a special meeting of stockholders held on July 8, 2010. As a result of the reverse stock split, each share of Company common stock outstanding at the Effective Time was automatically changed into one-third of a share of common stock. No fractional shares were issued in connection with the reverse stock split, and cash will be paid in lieu of fractional shares.

The reverse stock split reduced the number of outstanding shares of the Company’s common stock from approximately 147 million shares to approximately 49 million shares, subject to reduction for fractional shares. Also as a result of the reverse stock split, the number of shares of common stock subject to outstanding options and restricted stock units and the number of shares reserved for future issuance under the Company’s stock plans have been reduced by a factor of three.

The Company expects the reverse stock split to become effective for trading purposes at the opening of the market on October 1, 2010. Due to the reverse stock split, the Company’s common stock will now trade under a new CUSIP number, 502403 207. In addition, the common stock will temporarily trade under the symbol LTXCD for 20 trading days, after which the symbol will revert to LTXC.

Computershare Trust Company, N.A. is the exchange agent for the reverse stock split and will distribute a letter of transmittal to record holders with instructions for the surrender and exchange of old stock certificates and for receiving cash in lieu of fractional shares, if applicable. Stockholders who hold their shares in “street name” will be contacted by their banks or brokers with any instructions.

The Restated Articles of Organization are attached hereto as Exhibit 3.1 and are incorporated herein by reference. A copy of the press release announcing the effectiveness of the reverse stock split is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2010	LTX-Credence Corporation
By:	/s/ Mark J. Gallenberger Mark J. Gallenberger Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Organization filed by the Registrant on September 30, 2010
99.1	Press Release entitled “LTX-Credence Announces Effectiveness of Reverse Stock Split” issued by the Registrant on September 30, 2010